UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):	July 17, 2018

           Tapestry, Inc.
(Exact name of registrant as specified in its charter)
Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)
        (212) 594-1850
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Melinda Brown, the Controller and principal accounting officer of Tapestry, Inc. (the "Company") notified the Company that she will be retiring from her current position, effective August 17, 2018 (or, if later, the day after the Company files its Form 10-K for the year ended June 30, 2018). Ms. Brown will continue as a full time employee of the Company through September 28, 2018 and as a part-time employee of the Company through March 1, 2019, during which time she will be engaged on various projects.

The Company intends to appoint Brian Satenstein, the Company's current Vice President & Assistant Controller, as the Company's new Vice President, Controller and the principal accounting officer of the Company effective upon Ms. Brown's retirement from her current position.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 20, 2018

TAPESTRY, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer and
Secretary